Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Celsion Corporation on the Amendment No.1 to Form S-3 of our report dated March 15, 2012 relating to the financial statements in Celsion Corporation’s Annual Report on Form 10-K/A for the year ended December 31, 2011.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Stegman and Company

Baltimore, Maryland
August 20, 2012